UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2022
WEAVE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40998	26-3302902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 W Powell Way Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 579-5668
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WEAV	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 22, 2022, Weave Communications, Inc. (the “Company”) announced a transition in its leadership team. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
On April 20, 2022, the Company’s Board of Directors (the “Board”) appointed Brett White, a current member of the Board, as President and Chief Operating Officer of the Company, effective April 25, 2022. In connection with this appointment, Mr. White resigned from the Audit Committee of the Board (the “Audit Committee”), effective on April 20, 2022, and the Board approved the appointment of Stuart Harvey to the Audit Committee, effective April 20, 2022. Mr. White will continue to serve as a member of the Board. In connection with the appointment of Mr. White, Marty Smuin will cease to be the Company’s Chief Operating Officer, effective April 25, 2022, and will remain in an advisory role until June 1, 2022.
Mr. White, 59, has served as a member of the Board since July 2020. Mr. White served as the Chief Financial Officer for Mindbody, Inc. from July 2013 to December 2021 and also as its Chief Operating Officer from 2016 to 2020. Mr. White also serves as a member of the board of directors of Inspired Flight Technologies since January 2022 and as a member of the Dean Advisory Council and has served as an Entrepreneur in Residence for the Orfalea College of Business, California Polytechnic State University since April 2018. Mr. White holds a B.A. degree in Business Economics with honors and an Accounting emphasis from the University of California, Santa Barbara.
In connection with Mr. White’s appointment, on April 20, 2022, the Company entered into an employment agreement with Mr. White, effective as of April 25, 2022 (the “Effective Date”). Pursuant to the employment agreement, Mr. White will receive an initial base salary of $400,000 and will be eligible to be considered for an annual cash incentive bonus based on the achievement by Mr. White and/or the Company of certain performance goals, with a target bonus percentage of up to seventy-five percent (75%) of his annual base salary, which shall not be prorated based upon the number of months of employment in calendar year 2022. With regard to the annual cash incentive bonus for Mr. White’s performance in calendar year 2022 only, Mr. White will receive no less than 90% of his target bonus percentage regardless of his or the Company’s achievement of the performance goals. Mr. White will also receive a one-time restricted stock unit grant to acquire 1,191,667 shares of the Company’s common stock (the “RSU Award”), subject to a three year vesting schedule in which (i) 25,000 shares subject to the RSU Award will vest on the first anniversary of the Effective Date; and (ii) as to the remaining 1,166,667 shares, one-third (1/3) of the shares on the first anniversary of the Effective Date and one-twelfth (1/12) of the shares on each quarterly anniversary thereafter, subject to Executive continuing to provide services to the Company through the relevant vesting dates.
The employment agreement also provides Mr. White with certain termination benefits. In the event of a termination without cause or resignation for good reason, as such term is defined in the employment agreement, outside of the “change in control protection period” (as defined below), Mr. White will receive all accrued benefits earned pursuant to his employment agreement and under any other Company-provided plans, policies and arrangements, a severance payment equal to 12 months base salary, reimbursement for Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) premiums for up to 12 months, and, if such termination without cause or resignation for good reason should occur within the first anniversary of the Effective Date, acceleration of up to 379,396 shares subject to the RSU Award, in accordance with the acceleration schedule set forth in Schedule A of the employment agreement. The change in control protection period is defined as the period beginning three (3) months prior to and ending twelve (12) months immediately following the consummation of a Change in Control, as such term is defined in the Company’s 2021 Equity Incentive Plan. In the event of a termination without cause or resignation for good reason, as such term is defined in the employment agreement, within the change in control protection period, Mr. White will receive all accrued benefits earned pursuant to his employment agreement and under any other Company-provided plans, policies and arrangements, a severance payment equal to 12 months base salary, a pro-rated cash bonus equal to the cash bonus he would have received based on performance at 100% of target, reimbursement for COBRA premiums for up to 12 months, and 100% acceleration of all unvested and outstanding time-based equity awards.
The foregoing summary of the employment agreement with Mr. White does not purport to be complete and is subject to, and qualified in its entirety by such employment agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.
There are no arrangements or understandings between Mr. White and any other persons pursuant to which he was appointed as President and Chief Operating Officer, no family relationships among any of the Company’s directors or executive officers and Mr. White and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In addition, on April 18, 2022, Wendy Harper, the Company’s Chief Legal Officer, notified the Company of her intention to resign, effective May 2, 2022, in order to purse a new opportunity.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 22, 2022, entitled "Weave Announces Transition in Executive Team"

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEAVE COMMUNICATIONS, INC.

Date:	April 22, 2022

By:	/s/ Roy Banks

Name:	Roy Banks
Title:	Chief Executive Officer